Execution Version

EXHIBIT 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (the “Agreement”) dated as of May 5, 2021 (the “Effective Date”) between:

(a) Harrow Health, Inc., a Delaware corporation (the “Company”) and

(b) B. Riley Securities, Inc. (together with any participating affiliates, the “Purchaser”).

The Company and the Purchaser are individually, a “Party” and are collectively the “Parties.”

Background

A. The Company desires to issue and sell (the “Offering”) 440,000 shares of the Company’s Series B Cumulative Preferred Stock (the “Securities”), having a liquidation preference of $25.00 per share for a purchase price equal to $10,670,000.00 (the “Consideration”).

B. The Offering is being conducted pursuant to the exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act and Rule 506(b) (“Rule 506”) of Regulation D thereunder.

C. The Purchaser desires to purchase the Securities.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Intellectual Property” means all of the following: (A) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (B) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (C) copyrights and copyrightable works; (D) registrations, applications and renewals for any of the foregoing; and (E) proprietary computer software (including but not limited to data, data bases and documentation).

1.2 “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

1.3 “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.

1.4 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.5 “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

2. Purchase and Sale of Securities. In exchange for the Consideration paid by the Purchaser, the Company will sell and issue to the Purchaser the Securities.

3. Closing. The closing of the sale of the Securities in return for the Consideration paid by the Purchaser (the “Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchaser agree upon by email or in writing. The Company shall file the Certificate of Designations for the Securities, in the form attached hereto as Exhibit A (the “COD”), with the Secretary of State of the State of Delaware, accompanied by all fees required to be paid therewith, and cause the COD to become effective on or prior to the Closing.

At the Closing:

(i) the Purchaser will deliver the Consideration to the Company in immediately available funds in accordance with wire instructions provided to the Purchaser in writing in advance of the Closing;

(ii) the Company will deliver to the Purchaser the Securities in return for the Consideration paid to the Company; and

(iii) counsel to the Company shall deliver an opinion to the Purchaser as to the due execution and delivery of this Agreement, the due issuance, full payment and validity of the Securities, and such other customary matters as reasonably requested by the Purchaser.

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4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth in the SEC Reports (as such term is defined below):

4.1 Organization, Good Standing and Qualification. The Company and its Subsidiaries are each duly organized and validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of their incorporation or organization. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not have a Material Adverse Effect.

4.2 Authorization and Enforceability. The Company has all corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance and delivery of the Securities. The Securities will entitle the holders thereof to the rights and benefits provided in the COD. This Agreement, upon execution and delivery thereof by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “10-K”) sets forth as of its date: (i) the authorized and outstanding capital stock of the Company; (ii) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (iii) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no Lien (as defined above). No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as disclosed in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any securities of any kind. Except as disclosed in the SEC Reports, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as disclosed in the SEC Reports, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

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4.4 Governmental Approval. No action, consent or approval of, registration or filing with or any other action by any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (collectively, “Governmental Authority”) is or will be required in connection with the transactions contemplated hereby, except for such as have been made or obtained and are in full force and effect and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.5 Accuracy of Filings. Neither the 10-K nor any of the Company’s reports, schedules, forms, statements and other documents filed with the Securities and Exchange Commission (the “SEC”) since the filing of the 10-K (collectively, the “SEC Reports”), contains any untrue statement of a material fact or omitted to state a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading, except to the extent that such statements have been modified or superseded by later SEC Reports filed on a non-confidential basis filed prior to the date hereof.

4.6 No Material Adverse Effect. Since December 31, 2020, except as identified and described in the SEC Reports, no Material Adverse Effect has occurred with respect to the business, assets, liabilities, operations, condition (financial or otherwise), or operating results of the Company or its Subsidiaries, taken as a whole.

4.7 Title to Properties. The Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from Liens that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them.

4.8 Intellectual Property.

(a) All Intellectual Property of the Company necessary for the operation of the business as currently conducted is in material compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of either the Company or its Subsidiaries, which is necessary for the conduct of Company’s and such Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted, has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s knowledge, no such action is threatened. No patent of either the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and each Subsidiary’s properties and assets, free and clear of all Liens, adverse claims or obligations to license all such owned Intellectual Property and trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information) (collectively, “Confidential Information”), other than licenses entered into in the ordinary course of the Company’s and each Subsidiary’s businesses. The Company and each Subsidiary has a valid and enforceable right to use all third-party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

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(c) To the knowledge of the Company, the conduct of the Company’s and each Subsidiary’s businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Intellectual Property and Confidential Information of the Company and each Subsidiary which are necessary for the conduct of Company’s and such Subsidiary’s respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and each Subsidiary’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.

(d) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted.

(e) The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s Confidential Information to any third party.

4.9 Compliance with Laws. Except as described in the SEC Reports, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its business, property or rights (i) that involve this Agreement or the Securities or (ii) as to which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect to the Company. Neither the Company nor its Subsidiaries nor any of its or their respective properties or assets is in violation of, nor will the continued operation of its and their properties and assets as currently conducted violate, any law, rule or regulation (including any applicable environmental law, ordinance, code or approval) or any restrictions of record or agreements affecting the properties, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect to the Company or its Subsidiaries. The Company possesses adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by it, except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

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4.10 Tax Returns. The Company has filed all material federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all material taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings.

4.11 Rule 506 Compliance. To the Company’s knowledge, neither the Company nor any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof (each, an “Insider”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3) of the Securities Act. The Company is not disqualified from relying on Rule 506 for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Purchaser pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists. The Company has furnished to the Purchaser, a reasonable time prior to the date hereof, a description in writing of any matters relating to the Company and the Insiders that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).

5. Representations and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, Purchaser hereby represents and warrants to the Company as follows:

5.1 Authorization. Purchaser has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by the Purchaser, will constitute Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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5.2 Purchase Entirely for Own Account. The Purchaser acknowledges that this Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which the Purchaser confirms by executing this Agreement, that the Securities will be acquired for investment for the Purchaser’s own account, not as a nominee or agent (unless otherwise specified on the Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.3 Investment Experience. The Purchaser is an experienced investor in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

5.4 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

5.5 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

5.6 No Public Market. The Purchaser understands that no public market now exists for the Securities and that no public market will ever exist for the Securities.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Purchaser. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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6.2 Choice of Law. This Agreement and the Securities, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

6.6 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.7 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8 Entire Agreement; Amendments and Waivers. This Agreement, the Securities and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Notwithstanding the foregoing, any term of this Agreement or the Securities may be amended and the observance of any term of this Agreement or the Securities may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser. Any waiver or amendment effected in accordance with this Section 6.8 will be binding upon each party to this Agreement.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provisions rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provisions, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

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6.10 Legends. The Purchaser understands and acknowledges that the Securities shall bear the following legend:

THIS INSTRUMENT AND THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

6.11 Further Assurances. From time to time, each of the parties agrees to execute and deliver such additional documents and to provide such additional information as may reasonably be required to carry out the terms of this Agreement.

6.12 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date set forth above.

HARROW HEALTH, INC.

By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer
and Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date set forth above.

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

EXHIBIT A

Certificate of Designations

[See Exhibit 3.1 to the Current Report on Form 8-K filed by Harrow Health, Inc. on May 5, 2021.]